UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2013

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street New York, New York	10282
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         Stephen Friedman, a Director and the Chair of the Risk Committee of the Board of Directors (the “Board”) of The Goldman Sachs Group, Inc. (the “Company”), tendered his proposed retirement, effective May 22, 2013, the day before the Company’s 2013 Annual Meeting of Shareholders, to the Board, as required by the age-based retirement policy in the Company’s Corporate Governance Guidelines. His retirement was accepted by the Board on April 2, 2013.

Item 8.01	Other Events

The independent directors of the Board have recommended, and the Board has approved, the appointment of Adebayo O. Ogunlesi, a Director and a current member of the Risk Committee, as the new Chair of the Risk Committee. The appointment will be effective upon Mr. Friedman’s retirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC.
(Registrant)

Date: April 4, 2013	By:	/s/ Gregory K. Palm

		Name:	Gregory K. Palm
		Title:	Executive Vice President and General Counsel